UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 21, 2013

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 21, 2013, OSI Systems, Inc. subsidiaries Rapiscan Systems, Inc. and Rapiscan Government Services, Inc. (collectively, “Rapiscan”) entered into a 30-month Administrative Agreement (the “Agreement”) with the Department of Homeland Security (“DHS”).  The Agreement resolves the May 17, 2013 DHS Notice of Proposed Debarment and automatic suspension of Rapiscan that became effective May 20, 2013.  Rapiscan can continue its current and future business with United States federal government agencies.

Pursuant to the terms of the Agreement, Rapiscan has agreed to certain compliance upgrades and organizational improvements, including maintenance of a robust compliance program.  Rapiscan has also made certain personnel changes and has created additional positions dedicated to government contracting compliance and administration, corporate compliance, and quality assurance.  Further, for the duration of the term of the Agreement, Rapiscan has agreed to the continued review of its compliance and ethics program, including the retention by Rapiscan of an independent consultant to perform semi-annual assessments of its compliance policies, procedures, and practices.  Rapiscan has also agreed to additional DHS reporting requirements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1        Press Release of OSI Systems, Inc. dated June 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: June 21, 2013

	By:	/s/ Victor Sze
Victor Sze
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of OSI Systems, Inc. dated June 21, 2013